UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.       )

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BRAZIL FAST FOOD CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
REPORT ON EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE CHART
GENERAL INFORMATION

BRAZIL FAST FOOD CORP.
Av. Brasil, 6431 – Bonsucesso
CEP 21040-360
Rio de Janeiro, Brazil

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2004

Dear Stockholders:

     On Tuesday, June 1, 2004, Brazil Fast Food Corp. will hold its Annual Meeting of Stockholders at Rua Voluntários da Pátria, 89 – 4o. Andar - Botafogo, CEP 22270-010, Rio de Janeiro, Brazil. The meeting will begin at 9:00 a.m., local time. Only persons that own shares of our common stock at the close of business on April 14, 2004 can vote at this meeting or any adjournment or postponement thereof.

     At the meeting we plan to:

(1)	re-elect our seven current directors to serve for the ensuing year, in each case, or until his successor is duly elected and qualified; and

(2)	transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other proposals for the June 1, 2004 meeting.

     The Board of Directors recommends that you vote in favor of each of the director-nominees identified in the proxy statement. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card, which is solicited by your Board of Directors, and promptly return it in the pre-addressed envelope provided for that purpose. You may revoke your proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

BRAZIL FAST FOOD CORP.

/s/ Rômulo Borges Fonseca

ROMULO BORGES FONSECA
Secretary

Rio de Janeiro, Brazil
April 29, 2004

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.

BRAZIL FAST FOOD CORP.
Av. Brasil, 6431 – Bonsucesso
CEP 21040-360
Rio de Janeiro, Brazil

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brazil Fast Food Corp. for the Annual Meeting of Stockholders to be held on Tuesday, June 1, 2004, at 9:00 a.m., local time at Rua Voluntários da Pátria, 89 – 4o. Andar — Botafogo, CEP 22270-010, Rio de Janeiro, Brazil.

     Unless otherwise specified, all references in this proxy statement to “R$” are to the Brazilian reais, the currency of Brazil, and to “$” are to United States dollars. On April 14, 2004, one real equaled $.344 United States dollars.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q.	Who Is Soliciting My Vote?

A.	This proxy solicitation is being made and paid for by Brazil Fast Food Corp. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians, and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Q.	When Was This Proxy Statement Mailed To Stockholders?

A.	This proxy statement and the accompanying proxy was first mailed to stockholders on or about May 4, 2004.

Q.	Who May Attend The Meeting And Vote?

A.	All persons who held shares of our common stock, par value $.0001 per share, on the record date, which is April 14, 2004 may attend the meeting and vote. Holders of our common stock are entitled to one vote per share held as of the record date. The total number of our shares outstanding as of April 14, 2004 was 7,837,177. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker), along with a valid government-issued photo identification and you will be permitted to attend the meeting.

Q.	On What Issues Am I Voting?

A.	You will be voting on the re-election of seven nominees to serve on our Board of Directors for the ensuing year.

Q.	How Does The Board of Directors Recommend I Cast My Vote?

A.	The Board of Directors recommends a vote “FOR” the election of each of the director nominees.

Q.	What If Unanticipated Business Arises At The Meeting?

A.	In the event that any other matter should come before the meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote your proxies, unless marked to the contrary, in their discretion as they deem advisable.

Q.	How Do I Vote?

A.	Sign and date your proxy card and return it in the prepaid envelope. If you return your signed proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the election of each of the nominee directors.

Q.	What If My Shares Are Held Through A Bank Or Broker?

A.	Stockholders who hold their shares through a bank or broker may also be able to vote via the Internet if this option is offered by their bank or broker.

Q.	May I Revoke My Proxy?

A.	Any stockholder may revoke his or her proxy, whether (s)he votes by mail or via the Internet, if available, at any time before the meeting, by: (1) written notice received by us, at our address as set forth above to the attention of our corporate Secretary, at or prior to the meeting, or (2) by delivery of a subsequently dated proxy, or (3) by attending the meeting and voting in person (although mere attendance at the meeting will not revoke your proxy).

Q.	Who Will Count The Votes?

A.	Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes cast by proxy before the meeting. At the meeting, the Board of Directors will appoint an Inspector of Elections, who will count votes cast at the meeting, in person or by proxy. The Inspector of Elections will also perform the final voting tabulation.

Q.	Is My Vote Confidential?

A.	Proxy cards, ballots, and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent and Inspector of Elections to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.

Q.	How Many Shares Can Vote?

A:	Only persons who owned shares of our common stock as of the record date April 14, 2004 can vote at the annual meeting. The total number of our shares outstanding as of April 14, 2004 was 7,837,177. A list of persons entitled to vote at the meeting will be available for inspection by any stockholder at our offices located at: Av. Brasil, 6431 - Bonsucesso, CEP 21040-360, Rio de Janeiro, Brazil, for a period of ten days prior to the meeting and will also be available at the meeting itself.

Q.	What Is A Quorum?

A.	A majority of our common stock outstanding and entitled to vote on April 14, 2004 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business. Directors will be elected by a plurality of the votes cast at the meeting. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from their beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum. In the event that there are not sufficient votes for a quorum to approve or ratify any proposal at the time of our annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Q.	How Will Voting On Any Other Business Be Conducted?

A.	We do not now know of any other business to be considered at the meeting other than the proposal described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Omar Carneiro da Cunha our Chairman and Rômulo Borges Fonseca our corporate Secretary and one of our directors to vote on such matters in their discretion.

Q.	When Are Stockholder Proposals For The 2005 Annual Meeting Due?

A.	All stockholder proposals to be considered for inclusion in the proxy materials for our 2005 Annual Meeting must be submitted in writing to Rômulo Borges Fonseca our corporate Secretary, at Brazil Fast Food Corp., Av. Brasil, 6431 – Bonsucesso, CEP 21040-360, Rio de Janeiro, Brazil prior to December 1, 2004. Such proposals should be sent by certified or regular mail.

We must receive notice of any stockholder proposal to be submitted at the 2005 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by March 1, 2005, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act, and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Proposal for the Election of Directors

     The following director nominees, if elected, will serve for a term of one year or until their respective successors are elected and qualified.

		POSITION AND OFFICES	DIRECTOR
NAME	AGE	PRESENTLY HELD	SINCE
Omar Carneiro da Cunha	57	Chairman of the Board	1996
José Ricardo Bousquet Bomeny	62	Director	1996
Stephen J. Rose	73	Director	2001
Guillermo Hector Pisano	65	Director	2002
Gustavo Figueiredo Bomeny	36	Director	2002
Rômulo Borges Fonseca	53	Director and Secretary	2002
Peter J. F. van Voorst Vader	50	Director	1996

     Omar Carneiro da Cunha has been our Chairman of the Board since 1996. Mr. Carneiro da Cunha is a founding principal of Bond Consultoria Empresarial S/C Ltda., a Brazilian business consultancy. From September 1995 to December 1997, he served as Chief Executive Officer of AT&T Brazil. From 1967 to 1994, Mr. Carneiro da Cunha held a variety of positions with Shell Brasil S.A. and its affiliates, including serving as President of Shell Brasil S.A. from 1992 to 1994. Mr. Carneiro da Cunha received a B.A. in Economics from the University of Political and Economical Sciences of Rio de Janeiro and a degree in Finance Administration from Fundacao Getulio Vargas.

     Peter J. F. van Voorst Vader has served as one of our directors since 1996 and was our Chief Executive Officer from March 1996 to December 2002. Prior to that date and from 1995, he was an independent business consultant. From 1992 to 1995, Mr. van Voorst Vader was a retail sales manager for Shell Nederland Verkoopmaatschappij B.V., overseeing the operations of 800 gas stations. From 1985 to 1992, Mr. van Voorst Vader held several positions with Shell Brasil S.A., including sales promotion manager, marketing communications manager and retail development manager. From 1983 to 1985, he was employed by Shell International Petroleum Company as regional brand and communications assistant for Africa, the Middle East, the Far East and South America. From 1980 to 1983, Mr. van Voorst Vader was a commercial assistant for Shell Italia. Mr. van Voorst Vader received a B.S. in Hotel Management from both the Hogere Hotel School in The Hague, Holland and Florida International University. Mr. van Voorst Vader also has a Masters Degree in International Business from Florida International University.

     José Ricardo Bousquet Bomeny has served as one of our directors since 1996. Mr. Bomeny founded Big Burger Ltda. in 1975 and served as its President until we acquired Big

Burger Ltda. in July 1996. Mr. Bomeny currently owns another fast food business, which is not competitive with our business, as well as six gas stations and two parking lots. José Ricardo Bousquet Bomeny is the father of Ricardo Figueiredo Bomeny and Gustavo Figueiredo Bomeny, who are our Chief Executive Officer and one of our directors, respectively.

     Stephen J. Rose has served as one of our directors since June 2001. Since May 2000, Mr. Rose has been a founding director and shareholder of Latinco, a London-based investment bank specializing in capital raising and other services to medium-sized Latin American companies. Prior to that date and from 1996, Mr. Rose was Managing Director of UBS Capital Markets in London. From 1980 to 1996, Mr. Rose was Chairman and Managing Director of Stephen Rose & Partners, a private investment bank which was acquired by UBS in 1996. Mr. Rose was educated in Marlborough College and subsequently at Worcester College, Oxford, where he obtained First Class Honours in Law and was called to the Bar in 1954.

     Guillermo Hector Pisano has served as one of our directors since 2002. Mr. Pisano was Vice President of UAP do Brasil, the French Insurance Company’s Brazilian Agency, from 1988 to 1996, Chief Financial Officer of RACIMEC, a Brazilian Industrial Computer society, from 1983 to 1988, and Chief Executive Officer of CGA do Brasil, an Automatism French Manufacturer, from 1978 to 1982. Mr. Pisano also held a variety of positions from 1965 to 1978 with Thomson CSF, which is a French communications and radar manufacturer, in Argentina and in Brazil where he was the Chief Financial Officer. Mr. Pisano is an Electronic Engineer and he has a degree from the National University of Buenos Aires, and he also holds a degree in Administration and Financial Management from Thomson CSF School of Business with further specialization in Industrial and Institutional Organization.

     Gustavo Figueiredo Bomeny has served as one of our directors since 2002. Mr. Bomeny is currently an independent project engineer for several companies. He also has been working as Project Manager in the Big Burger Ltda. group since 1995. He has extensive experience in studies, projects, budgets, supervision and execution of buildings for restaurants, fast-food stores and other commercial facilities. He holds a B. A. in Architecture and Urbanism from de Santa Ursula University, Rio de Janeiro. Gustavo Figueiredo Bomeny is the son of José Ricardo Bousquet Bomeny, one of our directors and the brother of Ricardo Figueiredo Bomeny, our Chief Executive Officer.

     Rômulo Borges Fonseca has served as one our directors since 2002, and as our corporate Secretary since December 2003. Mr. Fonseca was an engineer in the Maintenance and Transportation division of Petrobras, the Brazilian Petrol Company, from 1975 to 1982. After he left Petrobras, Mr. Fonseca founded MCA, a company specialized in mechanical assemblages for fuel trucks serving airports and companies like Shell, Petrobras and others in the fuel business. In 1998 Mr. Fonseca started SBCQ, a laboratory of metallic analysis, and in the same year he founded the FORZA group which are gas stations specialized in natural gas distribution. Mr. Fonseca is also a shareholder of CCC Emprendimentos e Participaçoes Ltd., which is a principal stockholder of our company. Mr. Fonseca is a Mechanical Engineer and a graduate of the PUC University, Rio de Janeiro and he has a degree in Economics from Fundacao Getulio Vargas, Brazil.

Stockholders’ Agreements

     On August 11, 1997 we entered into a stockholders’ agreement (the “1997 Stockholders’ Agreement”) with AIG Latin America Equity Partners, Ltd., referred to herein as “AIGLAEP,” and our then executive officers and directors, and certain of their affiliates as a condition to the closing of a stock purchase agreement with AIGLAEP, pursuant to which AIGLAEP purchased 375,000 shares of our common stock and warrants to purchase 62,500 shares of our common stock.

     Pursuant to the terms of the 1997 Stockholders’ Agreement, each of the parties to that agreement agreed, among other things, to vote their respective shares of our common stock to elect as directors one designee of AIGLAEP, two designees of Shampi Investments A.E.C., two designees of Lawrence Burstein, one of our former directors, and certain other of our former executive officers and directors, and one designee of Big Burger Ltda.

     The 1997 Stockholders’ Agreement provides that if we fail to achieve 75% of our projected cumulative EBITDA (earnings before interest, taxes, depreciation and amortization), as set forth in the 1997 Stockholders’ Agreement, for each of the periods from January 1, 1997 to December 31, 1999, 2000 or 2001, respectively, AIGLAEP could appoint such number of its designees which, together with an expansion of the Board of Directors and the filling of vacancies created by the resignation of certain directors serving at such time, would then constitute a majority of our Board of Directors, thereby effecting a change in our control.

     We failed to achieve the performance targets for year ended December 31, 2000. Following negotiations with AIGLAEP, the 1997 Agreement was amended on March 14, 2001, to provide, among other things, for the suspension, until the completion of our audited financial statements for the year ended December 31, 2002, of AIGLAEP’s right to appoint a majority of our Board of Directors. In partial consideration of AIGLAEP’s agreeing to the suspension and possible termination of its right to take control of our Board of Directors and certain of its prior approval rights, we issued to AIGLAEP warrants to purchase 35,813 shares of our common stock at an exercise price of $5.00 per share and reduced the exercise price of additional warrants to purchase 64,187 shares of our common stock held by AIGLAEP to $5.00 per share. Further, certain of our stockholders agreed to grant AIGLAEP an option to purchase an aggregate of 40,000 shares of our common stock held by such stockholders (and among them as they shall agree) at an exercise price of $1.50 per share.

     The amendment to the 1997 Stockholders’ Agreement provides that if certain economic performance targets, based on our results of operations for the year ending December 31, 2002 and set out in the amendment to the 1997 Stockholders’ Agreement, are met, or if AIGLAEP at any time owns less than 187,500 issued and outstanding shares of our common stock, subject to any adjustments for any stock split or restructuring, AIGLAEP’s right to take control of our Board of Directors and certain of its prior approval rights will terminate. If, however, we fail to meet these performance targets, our Chief Executive Officer must promptly resign and our Board of Directors will be required, except as limited by their fiduciary obligations, to adopt recommendations for improving our financial performance as may be proposed by a committee of the Board of Directors composed of representatives of AIGLAEP and certain other investors who purchased our equity securities in a private offering that we conducted in March 2001.

     We failed to meet the original performance targets for each of the years ended December 31, 2002 and 2003. However, the amendment to the 1997 Stockholders’ Agreement contains a provision that requires the parties to renegotiate the performance targets in good faith in the event that (i) the Brazil SELIC central bank rate exceeds an average of 18% for a continuous period of ninety business days or (ii) there is a devaluation of the Brazilian Real against the US dollar exceeding 10% over any three-month period. Both such events have occurred since the amendment. However, due to the fact that our request to renegotiate the performance targets in good faith did not receive a response, we believe that the performance targets are no longer applicable.

     On May 15, 2002, we entered into a stockholders agreement (the “2002 Stockholders’ Agreement”) with Big Burger Ltda. and CCC Emprendimentos e Participacoes Ltd. (the “Investors”) and certain of our shareholders and directors, namely Jose Ricardo Bousquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter J. F. van Voorst Vader and Shampi Investments A.E.C., as a condition to the closing of a stock purchase agreement with the Investors, pursuant to which they purchased 3,700,000 shares of our common stock.

     Pursuant to the terms of the 2002 Stockholders’ Agreement, each of the parties to that agreement agreed, among other things, to vote its respective shares of our common stock to elect as directors one designee of Omar Carneiro da Cunha, one designee of Lawrence Burstein, one of our former directors, one designee of Big Burger Ltda. and two designees of the Investors. The parties to the 2002 Stockholders’ Agreement also agreed that, with regard to certain matters that may arise at our Annual Stockholders Meetings, all of their shares of common stock will be voted in accordance with the instructions of a majority of the total shares of common stock held by such parties. The 2002 Stockholders’ Agreement, by its terms, is subject to the terms of the 1997 Stockholders’ Agreement.

Vote Required

     The affirmative vote of plurality of the votes cast by holders of outstanding shares of our common stock is required for the approval of the election of the director. You may vote in favor of all the nominee or you may withhold your vote from any or all of the nominee. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no affect, other than for purposes of determining a presence of the quorum. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote “FOR” each of the seven director nominees.

Meetings and Committees of the Board of Directors

     The Board of Directors held four meetings during the year ended December 31, 2003, and each of our directors attended all of those meetings. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee. The Board of Directors believes that questions regarding the nomination of directors are better addressed by the Board of Directors as a whole. Moreover, in accordance with certain of the voting provisions contained in the 1997

Stockholders’ Agreement and the 2002 Stockholders’ Agreement, our stockholders who are parties to such agreements have agreed to vote for the election of certain director nominees to our Board of Directors as designated by the parties to such agreements.

     Audit Committee. The Audit Committee of our Board of Directors is charged with the review of the activities of our independent auditors, including, but not limited to, establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors. The Audit Committee is presently composed of Messrs. Omar Carneiro da Cunha and Guillermo Hector Pisano and Stephen J. Rose. The Audit Committee held four meetings during the year ended December 31, 2003, with all of its members in attendance. After the 2004 Annual Meeting of Stockholders our Board of Directors will undertake a review of the Audit Committee member to determine which, if any, of the Audit Committee members will qualify as an “audit committee financial expert” as defined by the rules promulgated by the Securities and Exchange Commissions (the “SEC”).

     We are not a “listed company” under SEC rules and therefore our Audit Committee is not required to be made up of independent directors, nor are we required to have an audit committee charter. We also do not have an “audit committee financial expert” as defined under SEC rules on our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in that members’ financial sophistication. Accordingly, our Board of Directors believes that each of the members of the Audit Committee has the sufficient knowledge and experience necessary to fulfill the duties and obligation that a member of an audit committee should have.

     Compensation Committee. The Compensation Committee of our Board of Directors is charged with reviewing and recommending to our Board of Directors compensation programs for our executive officers and key employees. The Compensation Committee, which is currently composed of Messrs. José Ricardo Bousquet Bomeny, Rômulo Borges Fonseca and Peter J. F. van Voorst Vader, held four meetings during the year ended December 31, 2003, with all of its members in attendance.

Compensation Committee Interlocks and Insider Participation

     None of the members of our Compensation Committee served as an officer or an employee of ours or any of our subsidiaries during the fiscal year ended on December 31, 2003. Effective December 31, 2002 Mr. van Voorst Vader resigned as our President and Chief Executive Officer. There were no material transaction between us and any of the members of the Compensation Committee during the fiscal year ended December 31, 2003.

Directors’ Compensation

     Our directors receive no cash compensation for attending board meetings other than reimbursement of reasonable expenses incurred in attending such meetings. Rather, we compensate our directors on an annual basis for their services through grants of options to acquire shares of our common stock, exercisable at the prevailing market price of our common stock on the respective grant dates, with the next such grants scheduled to be made on the date of the annual meeting. There is no pre-determined number of options annually granted to our directors. The quantity of options to be granted is defined every year by our Compensation Committee, which is composed of certain of our board members.

     During fiscal year 2002, our Compensation Committee awarded Omar Carneiro da Cunha options to purchase 6,250 shares of our common stock, and it awarded each of José Ricardo Bousquet Bomeny and Stephen J. Rose options to purchase 4,375 shares of our common stock. The foregoing options were issued on June 16, 2002 and expire on June 16, 2007. The options are exercisable at $0.19 per share of common stock. During fiscal year 2003 our Compensation Committee awarded each of Rômulo Borges Fonseca, Stephen J. Rose, Peter J. F. van Voorst Vader, José Ricardo Bomeny, Gustavo Figueiredo Bomeny and Guillermo Hector Pisano options to purchase 4,375 shares of our common stock at $0.32 per share of common stock, and it awarded Omar Carneiro da Cunha options to purchase 6,250 shares of our common stock. The foregoing options are exercisable at $0.32 per share of common stock, and the options were issued on August 15, 2003 and expire on August 15, 2008.

Family Relationships

     José Ricardo Bousquet Bomeny, one of our directors, is the father of Ricardo Figueiredo Bomeny and Gustavo Figueiredo Bomeny, our Chief Executive Officer and one of our directors, respectively. We have no other familial relationships among the executive officers and directors.

Code of Ethics

     We are currently in the process of reviewing and formally adopting a code of ethics for our directors, executive officers and employees. We expect to complete this process sometime by the end of the third quarter of 2004, and after our 2004 Annual Meeting of Stockholders. We expect that the standards set forth in our code of ethics which are applicable to our officers and directors will help us promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure and compliance with applicable governmental rules and regulations.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2003, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were met, except for Messrs. Stephen J. Rose and Guillermo Hector Pisano who were each late on one filing, and Messrs. Rômulo Borges Fonseca, Peter J. F. van Voorst Vader, José Ricardo Bousquet Bomeny and Gustavo Figueiredo Bomeny who were each late on two filings.

AUDIT COMMITTEE REPORT

     Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has primary responsibility for the financial statements and reporting process, including our systems of internal controls. The Audit Committee operates under the following principles:

•	The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

•	The Audit Committee is responsible for matters concerning our relationship with our outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independent Standards Board Standard No. 1); and

•	The Audit Committee oversees our management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it.

     In overseeing the preparation of our financial statements, the Audit Committee met with both our management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the Audit Committee that all financial statements were prepared in accordance with United States generally accepted accounting principles, and the Audit Committee discussed the statements with both management and outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committee).

     With respect to our outside auditors, the Audit Committee, among other things, discussed with them matters relating to their independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

     On the basis of these reviews and discussions, the Audit Committee recommended to our Board of Directors that it approve the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

     The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2003 with management and with Grant Thornton Auditores Independentes.

     The Audit Committee also discussed with our independent accountants matters required to be discussed with audit committees under United States generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     See the portion of this proxy statement titled “Meetings and Committees of the Board of Directors” on page 7 for information on the Audit Committee’s meeting in 2003.

Audit Committee of the Board Of Directors

Omar Carneiro da Cunha
Guillermo Hector Pisano
Stephen J. Rose

March 25, 2004

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report and the Performance Graph of Shareholder Return that follow shall not be incorporated by reference into any such filings.

Independent Auditors

     The Board of Directors, based on the recommendation of the Audit Committee, appointed Grant Thornton Auditores Independentes as our independent auditors for the 2003 fiscal year.

Independent Auditor’s Fees

     The aggregate fees billed to Brazil Fast Food Corp. for the years ended December 31, 2002 and 2003, by our principal accounting firm Grant Thornton Auditores Independentes are as follows:

     Audit Fees: The aggregate audit fees paid for professional services rendered by Grant Thornton Auditores Independentes in connection with their audit of (i) our consolidated annual financial statements included in our annual report on Form 10-K, (ii) reviews of our consolidated quarterly financial statements included in our quarterly reports on Form 10-Q, in both cases for the 2002 and 2003 fiscal years, were approximately 54,000 and $58,000, respectively, which amount include approximately $4,500 and $5,000, respectively, in travel related expenses.

     Audit-Related Fees: There were no fees paid to Grant Thornton Auditores Independentes for audit-related services for the years ended December 31, 2002 or 2003.

     Tax Fees: There were no fees paid to Grant Thornton Auditores Independentes for tax related services or the preparation of tax returns for the years ended December 31, 2002 or 2003.

     All Other Fees: We did not pay any other fees for professional services to Grant Thornton Auditores Independentes for the years ended December 31, 2002 or 2003.

EXECUTIVE OFFICERS

Executive Officers

     Our executive officers, their ages and positions, as of the record date, are as follows:

Name	Age	Position
Ricardo Figueiredo Bomeny	34	Chief Executive Officer
Rômulo Borges Fonseca	53	Secretary and Director

     Below is a summary of the business experience of Mr. Ricardo Figueiredo Bomeny. The business experience of Mr. Rômulo Borges Fonseca appears under the caption “Proposal for the Election of Directors” set forth on page 5 above.

     Ricardo Figueiredo Bomeny has been our Chief Executive Officer since January 2003. Prior to that date and from 1991, Mr. Bomeny held several positions with us, including acting as our Chief Operating Officer. Mr. Bomeny has also experience working for other companies in the fast food industry that operate in Brazil. Mr. Bomeny holds a degree in Business Administration from Candido Mendes University, Rio de Janeiro, an MBA in Corporate Finance from IBMEC, Rio de Janeiro, an MBA in Retail Trade from IBEMEC University, Rio de Janeiro and also a post graduate Certificate in Marketing from PUC University, Rio de Janeiro. Ricardo Figueiredo Bomeny is the son of José Ricardo Bousquet Bomeny and the brother of Gustavo Figueiredo Bomeny, both of who are our directors.

Summary Compensation

     The following table presents certain summary information concerning compensation earned for services rendered in all capacities by the individual who served as Chief Executive Officer of the Company during 2003, as well as our other four most highly compensated executive officers (the “Named Executive Officers”) whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2003.

					Long Term
					Compensation
		Annual Compensation (1)			Awards
				Other
				Annual	Securities	All Other
				Compen-	Under-lying	Compensa-
Name and Principal Position	Year	Salary($)	Bonus($)	sation($)	Options(#)	tion($)
Ricardo Figueiredo Bomeny	2003	41,200	7,200	*	—	84,000 (2)
Chief Executive Officer	2002	—	—	—	—	—
	2001	—	—	—	—	—

Peter J. F. van Voorst Vader	2003	—	—	—	4,375 (3)	—
Former President and Chief	2002	37,972	—	*	—	—
Executive Officer and Director	2001	40,689	4,808	*	—	—

x

*     Value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(1)	In this table, annual compensation has been converted into U.S. Dollars based on an average exchange rate for each period.

(2)	Includes 240,000 shares of common stock granted to Mr. Bomeny at a market value of $0.35 per share in connection with the services he performed for us as our Chief Executive Officer.

(3)	Represents 4,375 options granted in August 2003.

Stock Option Grants

     There were no stock option grants issued by us to any of the Named Executive Officers during the year ended December 31, 2003 other than a grant to Mr. van Voorst Vader of 4,375 options to purchase a like number of shares of our common stock at $0.32 per share, which grant was made in August 2003. The options expire on August 15, 2008.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides information regarding the options exercised by the Named Executive Officers during the year ended December 31, 2003 and the value of options outstanding for such individuals at December 31, 2003:

Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options
			Fiscal Year-End(#)		at Fiscal Year-End($)(1)
Shares
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ricardo Figueiredo Bomeny
Peter J. F. van Voorst Vader	4,375	831	236,875

(1)	Based on the closing price of our common stock on December 31, 2003 of $0.30.

Employment Arrangements

     We have an employment agreement with Ricardo Figueiredo Bomeny our Chief Executive Officer and also a General Manager (“Diretor Superintendente”) of our wholly owned subsidiary Venbo Comércio de Alimentos Ltda. (“Venbo”). During the first 12 months of his term as our Chief Executive Officer, in addition to his base salary, we agreed to pay Mr. Bomeny 20,000 shares of common stock per month. During his second 12 month term we have agreed to pay Mr. Bomeny a sum in cash equal to R$ 12,000 per month or $5,158 per month, and we will also pay him an additional 260,000 shares of our common stock, provided Mr. Bomeny meets certain specific performance objectives.

     We had an employment agreement with Mr. van Voorst Vader that expired in February 2002. The agreement called for him to serve as our Chief Executive Officer at a then salary of

R$148,600 per annum, or $63,504, with provision for annual bonuses based upon future results of operations, in such amounts, if any, as may be determined from time to time at the discretion of our Board of Directors. Mr. van Voorst Vader resigned as our Chief Executive Officer effective December 31, 2002.

Change Of Control Arrangement

     Our employment arrangement with Mr. van Voorst Vader provided that if we terminated his employment, other than for cause, following a change of control, or he voluntarily terminated such employment within 180 days subsequent to a change of control, we were obligated to pay him an amount of money equal to 2.9 times his base amount (a term defined in the Internal Revenue Code, which essentially is his annualized compensation).

     Mr. Van Voorst Vader resigned from all operational tasks as President of Venbo on October 1, 2002 and as Chief Executive Officer of our company on December 31, 2002. He and the Board of Directors agreed that after the resignation there was an effective change of control. It was agreed that Mr. Van Voorst Vader should receive 120,000 shares of common stock, the company car and R$160,000 instead of 2.9 times his base salary. All of his options vested immediately on October 31, 2002 and will remain exercisable for 36 months from that date.

     Further, all options, warrants, and other rights to acquire our securities we previously granted to Mr. van Voorst Vader and which were outstanding became, as a result of the change of control, fully vested and immediately exercisable.

     Change of control was defined as either:

•	the acquisition by a person or group of persons acting in concert of 20% or more beneficial ownership of our common stock; or

•	the commencement or announcement of an intention to make a tender or exchange offer for 30% or more beneficial ownership of our common stock; or

•	the acquisition by a person or group of persons acting in concert of 10% or more beneficial ownership of our common stock, when such person’s ownership interest is deemed by our Board of Directors to have a material adverse impact on our business or prospects; or

•	the election or appointment of one or more individuals to our Board of Directors, which election or appointment results in a change in the majority compensation of the Board of Directors from that which existed on the date we entered into our employment agreement with Mr. van Voorst Vader.

REPORT ON EXECUTIVE COMPENSATION

     Our Compensation Committee is charged with reviewing and recommending to our Board of Directors compensation programs for our executive officers.

Compensation Philosophy

     We believe that executive compensation should:

•	provide motivation to achieve goals by tying executive compensation to our company performance, as well as affording recognition of individual performance;

•	provide compensation reasonably comparable to that offered by other companies in the same industry; and

•	align the interests of executive officers with the long-term interests of our stockholders through the award of equity purchase opportunities.

     Our compensation plan is designed to encourage and balance the attainment of short-term operational goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by our executive officers, a larger portion of their compensation is “at risk.”

     This philosophy is intended to apply to all management, including Ricardo Figueiredo Bomeny, our Chief Executive Officer.

Compensation Program

     Our executive compensation program has two major components: base salary and long-term equity incentives. We seek to position total compensation at or near the median levels of other companies in the same industry in Brazil.

     Individual performance reviews are generally conducted annually. Compensation in 2003 was based on an individual’s sustained performance and the achievement of our revenue, income, and earnings per share goals. We do not assign specific weighing factors when measuring performance; rather, subjective judgment and discretion are exercised in light of our overall compensation philosophy. Base salary is determined by evaluation of individual responsibility and performance.

     Our Board of Directors believes that executive officers who are in a position to make a substantial contribution to long-term success and to build stockholder value should have a significant equity stake in our on-going success. Accordingly, one of our principal motivation methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of our common stock during the term of any such option increases beyond such options’ exercise price, the program also creates an incentive for executive officers to remain with us since options generally vest and become exercisable over several years and the first increment is not exercisable until one year after the date of grant.

Chief Executive Officer Compensation

     Ricardo Figueiredo Bomeny’s compensation is determined substantially in conformity with the compensation philosophy, discussed above, that is applicable to all of our executive officers. Performance is measured against predefined financial, operational and strategic objectives.

     In establishing Mr. Bomeny’s base salary, our Board of Directors took into account both corporate and individual achievements. Mr. Bomeny’s performance objectives included quantitative goals related to increasing revenues and earnings per share. His goals also included significant qualitative objectives such as evaluating expansion and acquisition opportunities and the attainment of specific cost-savings.

     During 2003, we paid Mr. Bomeny a salary of $41,200. In addition, we awarded Mr. Bomeny 240,000 shares of our common stock for services rendered, and our Board of Directors also awarded him R$20,800 or $7,200 in January 2004, as a special bonus for meeting certain performance goals. We also have agreed to award to Mr. Bomeny or to his designee an additional 260,000 shares of our common stock for services to be rendered, in part, during 2004, which shares are also in addition to his salary, and which amount will be due to Mr. Bomeny on May 15, 2004.

Tax Considerations

     Section 162(m) of the Internal Revenue Code (“Code”) generally limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers. Certain performance-based compensation is excluded by Section 162(m)(4)(C) of the Code in determining whether the $1 million cap applies. Currently, the total compensation, including salary, bonuses and excludable stock options for any of the named executives does not exceed this limit. If, in the future, this regulation becomes applicable to us, our Board of Directors will not necessarily limit executive compensation to that which is deductible, but will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy.

Summary

     Our Board of Directors, through its Compensation Committee, will continue to review our compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

Compensation Committee of the Board Of Directors

José Ricardo Bousquet Bomeny
Rômulo Borges Fonseca
Peter J. F. van Voorst Vader

March 25, 2004

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 14, 2004 with respect to the beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (2) our Chief Executive Officer; and (iii) each of our directors and nominees to become directors; and all executive officers, directors and nominees as a group. The total number of our shares outstanding as of April 14, 2004 was 7,837,177.

	Number of Shares		Percent
Name	Beneficially Owned (1)		of Class
AIG Latin America Equity Partners, Ltd.	1,649,602	(2)	20.9%
Peter J. F. van Voorst Vader	4,588,764	(3)	56.8%
Omar Carneiro da Cunha	4,592,629	(4)	58.1%
José Ricardo Bousquet Bomeny	5,013,789	(5)	63.6%
Stephen J. Rose	241,745	(6)	3.0%
Guillermo Hector Pisano	4,375	(7)	*
Gustavo Figueiredo Bomeny	3,642,351	(8)	46.4%
Ricardo Figueiredo Bomeny	240,000	(9)	3.0%
Rômulo Borges Fonseca	4,162,351	(10)	52.6%
CCC Empreendimentos e Participaoces Ltda.	4,162,476	(11)	52.6%
Mexford Resources	770,000	(12)	9.8%
All executive officers and directors as a group (8 persons)	4,641,661		55.8%

*	Less than one percent.

(1)	Beneficial ownership means the sole or shared power to vote or direct the voting of a security or the sole or shared power to invest or dispose or direct the investment or disposition of a security. Except as otherwise indicated, we believe that all named persons have sole voting power and investment power with respect to their shares of common stock, except to the extent that such authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their shares. This table also includes any shares of common stock issuable upon exercise of options or warrants that are currently exercisable or that will become exercisable within 60 days of April 29, 2004.

(2)	Includes warrants that are exercisable for an aggregate of 35,813 shares of common stock. Also includes 1,162,976 shares of common stock owned by other stockholders who are parties to the 1999 Stockholders Agreement, as amended, for which each of the parties, including AIGLAEP, has shared voting power to elect our Board of Directors. AIGLAEP has dispositive power over 450,813 shares of common stock, including shares underlying options, subject to the terms of the 1999 Stockholders’ Agreement. The address for AIG Latin America Equity Partners, Ltd. is 80 Pine Street, New York, NY 10016.

(3)	Includes options to purchase 236,875 shares of common stock. Also includes 123,213 shares of common stock owned by Shampi Investments A.E.C., L.G., whose address is Smith Boulevard, Punta Brabo, Oranjstad, Aruba, of which Mr. van Voorst Vader is the sole stockholder. Includes 1,134,301 shares of common stock beneficially owned by other stockholders who are parties to the 1999 Stockholders’ Agreement, for which each of the parties, including Mr. van Voorst Vader has shared voting power to elect our Board of Directors. Also includes 2,975,000 shares of common stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties including Mr. van Voorst Vader, has shared voting power to elect our Board of Directors. Mr. van Voorst Vader has dispositive power over 449,463 shares of common stock, including shares underlying options, subject to the terms of the 1999 Stockholders’ Agreement and the 2002 Stockholders’ Agreement. The address for Mr. van Voorst Vader is Prudente de Moraes 1933/703, Ipanema 22420-043, Rio de Janeiro, Brazil.

(4)	Includes 122,328 shares of common stock owned by Seaview Ventures Group Inc., whose address is The Creque Building, P.O. Box 116, Road Town, Tortola, British Virgin Islands, of which Mr. Carneiro da Cunha is a principal. Also includes options to purchase 58,750 shares of common stock. Includes 1,436,551 shares of common stock beneficially owned by other stockholders who are parties to the 1999 Stockholders’ Agreement, for which each of the parties, including Mr. Carneiro da Cunha, has shared voting power to elect our Board of Directors. Also includes 2,975,000 shares of common stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Carneiro da Cunha, has shared voting power to elect our Board of Directors. Mr. Carneiro da Cunha has dispositive power over 181,078 shares of common stock, including shares underlying options, subject to the terms of the 1999 Stockholders’ Agreement and the 2002 Stockholders’ Agreement. The address for Mr. Carneiro da Cunha is c/o Bond Consultoria Empresarial S/C Ltda., RU4 Voluntarios da Patria, 89 Sala 604, Botatogo, RJ, Brazil 22210-00.

(5)	Includes options to purchase 41,875 shares of common stock. Also includes 875,000 shares of common stock owned by Big Burger Ltda., of which Mr. Bomeny is a principal shareholder. Also includes 100,000 shares owned by Big Burger Recife Ltda., of which Mr. Bomeny is a principal. Includes 1,107,539 shares of common stock beneficially owned by other stockholders who are parties to the 1999 Stockholders’ Agreement, for which each of the parties, including Mr. Bomeny, has shared voting power to elect our Board of Directors. Also includes 2,975,000 shares of common stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Bomeny, has shared voting power to elect our Board of Directors. Mr. Bomeny has dispositive power over 1,021,250 shares of common stock, including shares underlying options, subject to the terms of the 1999 Stockholders’ Agreement and the 2002 Stockholders’ Agreement. The address for Mr. Bomeny is c/o Big Burger Ltda., Rua Lauro Muller 116/2005, Rio de Janeiro, Brazil.

(6)	Includes options to purchase 8,750 shares of common stock. Also includes warrants owned by The Daedulus Retirement Fund, of which Mr. Rose is the beneficiary, to purchase 12,500 shares of common stock, and warrants owned by Latin American Investment Partners Ltd., of which Mr. Rose is a principal, to purchase 37,288 shares of common stock. Also, includes 100,000 shares of common stock owned by The Daedulus Retirement Fund. The address for Mr. Rose is 10/11 Dacre Street, London, SW1H ODJ, United Kingdom.

(7)	Represents options to purchase 4,375 shares of common stock. The address for Mr. Pisano is Rua Domingos Ferreira — 10 — Cob 01, Rio de Janeiro, RJ, Brazil, CEP22050-010.

(8)	Includes options to purchase 4,375 shares of common stock. Includes 3,137,976 shares of common stock owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Bomeny, has shared voting power to elect our Board of Directors. Mr. Bomeny has dispositive power over 504,375 shares of common stock subject to the terms of the 2002 Stockholders’ Agreement. The address for Mr. Bomeny is Rua Gal Tasso Fragoso, 33/3001, Jardim Botanico, RJ, Brazil, CEP22470-170.

(9)	The address for Mr. Bomeny is Rua Gal Tasso Fragoso, 33, Bloco 3 Apto. 101, Rio de Janeiro, RJ, Brazil.

(10)	Includes 1,932,500 shares of common stock owned by CCC Emprendimentos e Participaoces Ltda. of which Mr. Fonseca is a shareholder. Includes 62,500 warrants owned by CCC Emprendimentos e Participaoces Ltda. Also includes options to purchase 4,375 shares of common stock. Also includes 2,162,976 shares of common stock owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Fonseca, has shared voting power to elect our Board of Directors. Mr. Fonseca has dispositive power over 1,999,375 shares of common stock subject to the terms of the 2002 Stockholders’ Agreement. The address for Mr. Fonseca is Rua Ibere de Nazareth, 140, Rio de Janeiro, RJ, Brazil, CEP22793-780.

(11)	Includes 62,500 warrants owned by CCC Emprendimentos e Participaoces Ltda. Also includes 2,162,976 shares of common stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including CCC Emprendimentos e Participaoces Ltda. has shared voting power to elect our Board of Directors. CCC Emprendimentos e Participaoces Ltda. has dispositive power over 1,999,500 shares of common stock, including shares underlying warrants, subject to the 2002 Stockholders’ Agreement. The address for CCC Empreendimentos e Participaoces Ltda is Rodovia Washington Luiz, 5609 – Parte, Duque de Caxias, RJ, Brazil, CEP 25050-000.

(12)	The address for Mexford Resources is P.O. Box 3163, Chera Chambers, RD Town, Tortola, British Virgin Islands.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 11, 1997 we entered into a stockholders’ agreement (the “1997 Stockholders’ Agreement”) with AIG Latin America Equity Partners, Ltd., referred to herein as “AIGLAEP,” and our then executive officers and directors, and certain of their affiliates as a condition to the closing of a stock purchase agreement with AIGLAEP, pursuant to which AIGLAEP purchased 375,000 shares of our common stock and warrants to purchase 62,500 shares of our common stock.

     Pursuant to the terms of the 1997 Stockholders’ Agreement, each of the parties to that agreement agreed, among other things, to vote their respective shares of our common stock to elect as directors one designee of AIGLAEP, two designees of Shampi Investments A.E.C., two designees of Lawrence Burstein, one of our former directors, and certain other of our former executive officers and directors, and one designee of Big Burger Ltda.

     The 1997 Stockholders’ Agreement provides that if we fail to achieve 75% of our projected cumulative EBITDA (earnings before interest, taxes, depreciation and amortization), as set forth in the 1997 Stockholders’ Agreement, for each of the periods from January 1, 1997 to December 31, 1999, 2000 or 2001, respectively, AIGLAEP could appoint such number of its designees which, together with an expansion of the Board of Directors and the filling of vacancies created by the resignation of certain directors serving at such time, would then constitute a majority of our Board of Directors, thereby effecting a change in our control.

     We failed to achieve the performance targets for year ended December 31, 2000. Following negotiations with AIGLAEP, the 1997 Agreement was amended on March 14, 2001, to provide, among other things, for the suspension, until the completion of our audited financial statements for the year ended December 31, 2002, of AIGLAEP’s right to appoint a majority of our Board of Directors. In partial consideration of AIGLAEP’s agreeing to the suspension and possible termination of its right to take control of our Board of Directors and certain of its prior approval rights, we issued to AIGLAEP warrants to purchase 35,813 shares of our common stock at an exercise price of $5.00 per share and reduced the exercise price of additional warrants to purchase 64,187 shares of our common stock held by AIGLAEP to $5.00 per share. Further, certain of our stockholders agreed to grant AIGLAEP an option to purchase an aggregate of 40,000 shares of our common stock held by such stockholders (and among them as they shall agree) at an exercise price of $1.50 per share.

     The amendment to the 1997 Stockholders’ Agreement provides that if certain economic performance targets, based on our results of operations for the year ending December 31, 2002 and set out in the amendment to the 1997 Stockholders’ Agreement, are met, or if AIGLAEP at any time owns less than 187,500 issued and outstanding shares of our common stock, subject to any adjustments for any stock split or restructuring, AIGLAEP’s right to take control of our Board of Directors and certain of its prior approval rights will terminate. If, however, we fail to meet these performance targets, our Chief Executive Officer must promptly resign and our Board of Directors will be required, except as limited by their fiduciary obligations, to adopt recommendations for improving our financial performance as may be proposed by a committee of the Board of Directors composed of representatives of AIGLAEP and certain other investors who purchased our equity securities in a private offering that we conducted in March 2001.

     We failed to meet the original performance targets for each of the years ended December 31, 2002 and 2003. However, the amendment to the 1997 Stockholders’ Agreement contains a provision that requires the parties to renegotiate the performance targets in good faith in the event that (i) the Brazil SELIC central bank rate exceeds an average of 18% for a continuous period of ninety business days or (ii) there is a devaluation of the Brazilian Real against the US dollar exceeding 10% over any three-month period. Both such events have occurred since the amendment. However, due to the fact that our request to renegotiate the performance targets in good faith did not receive a response, we believe that the performance targets are no longer applicable.

     On May 15, 2002, we entered into a stockholders agreement (the “2002 Stockholders’ Agreement”) with Big Burger Ltda. and CCC Emprendimentos e Participacoes Ltd. (the “Investors”) and certain of our shareholders and directors, namely Jose Ricardo Bousquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter J. F. van Voorst Vader and Shampi Investments A.E.C., as a condition to the closing of a stock purchase agreement with the Investors, pursuant to which they purchased 3,700,000 shares of our common stock.

     Pursuant to the terms of the 2002 Stockholders’ Agreement, each of the parties to that agreement agreed, among other things, to vote its respective shares of our common stock to elect as directors one designee of Omar Carneiro da Cunha, one designee of Lawrence Burstein, one of our former directors, one designee of Big Burger Ltda. and two designees of the Investors. The parties to the 2002 Stockholders’ Agreement also agreed that, with regard to certain matters that may arise at our Annual Stockholders Meetings, all of their shares of common stock will be voted in accordance with the instructions of a majority of the total shares of common stock held by such parties. The 2002 Stockholders’ Agreement, by its terms, is subject to the terms of the 1997 Stockholders’ Agreement.

PERFORMANCE GRAPH OF SHAREHOLDER RETURN

     The following graph shows the cumulative total return to stockholders from December 31, 1998 through December 31, 2003 with the cumulative total return of the Standard and Poor’s (S&P) 500 Stock Index. This presentation assumes $100 was invested in our common shares and in the S&P 500 Stock Index on December 31, 1998, and that all dividends were reinvested.

Comparison of Five-Year Cumulative Total Return
Brazil Fast Food Corp. and the S&P 500 Index

Total Return Analysis

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Brazil Fast Food Corp.	$100.00	$44.82	$27.69	$6.09	—	—
S&P500 Stock Index	$100.00	$126.28	$149.74	$135.98	$119.58	$91.18

GENERAL INFORMATION

     Other Matters. The Board of Directors does not intend to present any matter for action at the meeting other than the matters described in this proxy statement. If any other matters properly come before the meeting, it is intended that the holders of the proxies hereby as listed will act in respect to such matters in accordance with their best judgment.

     Contacting the Board of Directors. Stockholders may communicate with the Board of Directors by directing their communications in a hard copy, i.e., non-electronic written format to the attention of one or more members of the Board of Directors or to the Board of Directors collectively at our principal executive offices located at Brazil Fast Food Corp., Av. Brasil, 6431 – Bonsucesso, CEP 21040-360, Rio de Janeiro, Brazil. Shareholder communication must include a statement that the author of such communication is the beneficial record owner of shares of common stock of Brazil Fast Food Corp. Our corporate Secretary will review all communication meetings and requirements listed above and will remove any communications not permitted. Our corporate Secretary will compile all communications not removed in accordance with the procedure described above, and will distribute such qualifying communications to the intended recipients. A copy of any qualifying communication that relates to our accounting and auditing practices should also be sent directly to the chairman of the Audit Committee whether or not it was directed to such person.

     Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers, and regular employees. The entire cost of solicitation will be borne by us.

     Multiple Stockholders Sharing the Same Address. Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms, and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker, or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker, or other nominee, the stockholder must contact the bank, broker, or other nominee, as applicable, to revoke such consent. In the event that a stockholder wishes to receive a separate proxy statement for the 2004 Annual Meeting, the stockholder may receive printed copies by contacting Brazil Fast Food Corp., Attention: Secretary, Av. Brasil, 6431 – Bonsucesso, CEP 21040-360, Rio de Janeiro, Brazil or by calling (55 21) 2286-2780.

     Any stockholders of record sharing an address who now receive multiple copies of our proxy statements and who wish to receive only one copy per household in the future should also contact us by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker, or other nominee who now receive multiple copies of our proxy statements, and who wish to receive only one copy per household, should contact the bank, broker, or other nominee to request that only one set of these materials be delivered in the future.

     Stockholders entitled to vote at the meeting may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements required to be filed with the SEC, without charge, upon written or oral request to Brazil Fast Food Corp., Av. Brasil, 6431 – Bonsucesso, CEP 21040-360, Rio de Janeiro, Brazil or Tel (55 21) 2286-2780.

By Order of the Board of Directors

/s/ Omar Carneiro da Cunha

OMAR CARNEIRO DA CUNHA
Chairman of the Board

Rio de Janeiro, Brazil
April 29, 2004

REVOCABLE PROXY
BRAZIL FAST FOOD CORP.
ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2004
9:00 A.M., LOCAL TIME, RIO DE JANEIRO, BRAZIL
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Omar Carneiro da Cunha and Peter J. F. van Voorst Vader, or either of them, to act as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Brazil Fast Food Corp. (the “Company”) held of record by the undersigned on April 14, 2004 at the Annual Meeting of Stockholders to be held on June 1, 2004, at 9:00 a.m., local time, at Rua Voluntários da Pátria, 89 – 4o. Andar — Botafogo, CEP 22270-010, Rio de Janeiro, Brazil, or any adjournment or postponement thereof.

     This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted “FOR” the proposal listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES.

1.	The election as directors of all nominees listed (except as marked to the contrary below.)

☐	FOR All Nominees:	☐	WITHHELD As to All Nominees

(01) Omar Carneiro da Cunha, (02), José Ricardo Bousquet Bomeny,
(03) Stephen J. Rose, (04) Guillermo Hector Pisano,
(05) Gustavo Figueiredo Bomeny, (06) Rômulo Borges Fonseca, and
(07) Peter J. F. van Voorst Vader

☐	To withhold your vote for any individual nominee draw a line through that nominee’s name above.

(Continued and to be signed on the other side)

     The undersigned acknowledges receipt from Brazil Fast Food Corp. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Date , 2004

Mark box at right if you plan to attend the Annual Meeting	☐

Signature of Stockholder

Mark box at right if an address changes has been noted below	☐

Signature of Stockholder

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Indicate any Change of Address:

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